As filed with the Securities and Exchange Commission on February 22, 2016

Registration No. 333-196442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPRESS SCRIPTS HOLDING COMPANY

*And the Subsidiary Guarantors listed below

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Express Way

St. Louis, Missouri 63121

(314) 996-0900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Martin P. Akins, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Express Scripts Holding Company

One Express Way

St. Louis, Missouri 63121

(314) 996-0900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Stacy J. Kanter, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrants

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities (5), Warrants, Subscription Rights, Purchase Contracts, Purchase Units

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Not applicable pursuant to Form S-3 General Instruction II.E.
(3)	We are registering an indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.
(5)	No separate consideration will be received for the guarantees.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
1. ACCREDO HEALTH GROUP, INC.	Delaware	5912	11-3358535
2. ACCREDO HEALTH, INCORPORATED	Delaware	8090	55-0894449
3. AHG OF NEW YORK, INC.	New York	5912	13-3888838
4. AIRPORT HOLDINGS, LLC	New Jersey	6324	75-3040465
5. BIO PARTNERS IN CARE, INC.	Missouri	5912	43-1815573
6. CARE CONTINUUM, INC.	Kentucky	5912	61-1162797
7. CFI OF NEW JERSEY, INC.	New Jersey	5912	22-3114423
8. CURASCRIPT, INC.	Delaware	5912	36-4369972
9. DIVERSIFIED PHARMACEUTICAL SERVICES, INC.	Minnesota	5912	41-1627938
10. ESI MAIL ORDER PROCESSING, INC.	Delaware	5912	74-2974964
11. ESI MAIL PHARMACY SERVICE, INC.	Delaware	5912	43-1867735
12. ESI PARTNERSHIP	Delaware	5912	43-1925562
13. ESI REALTY, LLC	New Jersey	5912	75-3040456
14. ESI RESOURCES, INC.	Minnesota	5912	41-2006555
15. ESI-GP HOLDINGS, INC.	Delaware	5912	43-1925556
16. EXPRESS SCRIPTS ADMINISTRATORS, LLC	Delaware	5912	41-2063830
17. EXPRESS SCRIPTS CANADA HOLDING CO.	Delaware	5912	43-1942542
18. EXPRESS SCRIPTS CANADA HOLDING, LLC	Delaware	5912	27-1490640
19. EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC	Delaware	5912	20-5826948
20. EXPRESS SCRIPTS PHARMACY, INC.	Delaware	5912	30-0789911
21. EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.	Delaware	5912	20-3126104
22. EXPRESS SCRIPTS SENIOR CARE, INC.	Delaware	5912	20-3126075
23. EXPRESS SCRIPTS SERVICES COMPANY	Delaware	5912	43-1832983
24. EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.	Delaware	5912	43-1869712
25. EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.	Delaware	5912	43-1869714
26. EXPRESS SCRIPTS, INC.	Delaware	5912	43-1420563
27. FRECO, INC.	Florida	5912	02-0523249
28. FREEDOM SERVICE COMPANY, LLC	Florida	5912	20-3229217
29. HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.	Massachusetts	5912	04-2992335
30. HEALTHBRIDGE, INC.	Delaware	5912	26-2159005
31. L&C INVESTMENT, LLC	Delaware	5912	47-5292506
32. LYNNFIELD COMPOUNDING CENTER, INC.	Florida	5912	58-2593075
33. LYNNFIELD DRUG, INC.	Florida	5912	04-3546044
34. MAH PHARMACY, L.L.C.	Delaware	5912	27-1506930
35. MATRIX GPO LLC	Indiana	5912	51-0500147
36. MEDCO EUROPE II, L.L.C.	Delaware	5912	27-3709630
37. MEDCO EUROPE, L.L.C.	Delaware	5912	N/A
38. MEDCO HEALTH NEW YORK INDEPENDENT PRACTICE ASSOCIATION, L.L.C.	New York	5912	22-3572956
39. MEDCO HEALTH PUERTO RICO, L.L.C.	Delaware	5912	81-0616525
40. MEDCO HEALTH SERVICES, INC.	Delaware	5912	26-3544786
41. MEDCO HEALTH SOLUTIONS, INC.	Delaware	5912	22-3461740
42. MEDCO OF WILLINGBORO URBAN RENEWAL, L.L.C.	New Jersey	5912	22-3811751
43. MOORESVILLE ON-SITE PHARMACY, LLC	Delaware	5912	26-1102625
44. NATIONAL PRESCRIPTION ADMINISTRATORS, INC.	New Jersey	5912	22-2230703
45. PRIORITY HEALTHCARE CORPORATION	Indiana	5122	35-1927379
46. PRIORITY HEALTHCARE CORPORATION WEST	Nevada	5912	88-0445494

Name of Guarantor Registrant	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
47. PRIORITY HEALTHCARE DISTRIBUTION, INC.	Florida	5912	59-3761140
48. SPECTRACARE HEALTH CARE VENTURES, INC.	Kentucky	5912	61-1317695
49. SPECTRACARE, INC.	Kentucky	5912	61-1147068
50. STRATEGIC PHARMACEUTICAL INVESTMENTS, LLC	Delaware	5912	47-2658932
51. SYSTEMED, L.L.C.	Delaware	5912	22-3474888
52. THE VACCINE CONSORTIUM, LLC	Maryland	5912	20-5454871
53. UBC LATE STAGE, INC.	Missouri	5912	43-1083790
54. UNITED BIOSOURCE LLC	Delaware	5912	80-0077029
55. UNITED BIOSOURCE HOLDINGS, INC.	Delaware	5912	46-3047667
56. UNITED BIOSOURCE PATIENT SOLUTIONS, INC.	Delaware	5912	20-3419132

*	The address of the principal executive office for each of these additional registrants is One Express Way, St. Louis, Missouri 63121. Their telephone number is (314) 996-0900.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-196442) of Express Scripts Holding Company (the “Company”) and its subsidiary guarantor registrants as amended, (the “Registration Statement”) is being filed for the purpose of adding Strategic Pharmaceutical Investments, LLC and L&C Investment, LLC, both wholly owned subsidiaries of the Company (together, the “New Guarantors”), as co-registrants under the Registration Statement and to add the guarantees of debt securities of the Company by the New Guarantors to the securities registered under the Registration Statement. No changes are being made to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by Express Scripts Holding Company (the “Company”). Such expenses are estimated to be as follows:

Amount to be Paid *
SEC Registration Fee	$	*	*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing expenses		*
Transfer Agent, Registrar and Trustee Fees		*
Stock Exchange Listing Fee		*
Rating Agency Fees		*
Miscellaneous expenses		*
Total		$—

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
**	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

Item 15. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Company’s Amended and Restated Certificate of Incorporation (as amended) provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of any fiduciary duty as a director.

The Company’s Amended and Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. We also have indemnification agreements with our directors and executive officers. In addition, the Company maintains liability insurance for its directors and officers.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-26 and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(A)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

A. Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(B) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of any registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in expression with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ George Paz
Name: George Paz
Title: Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Eric Slusser Eric Slusser	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2016

/s/ Christopher A. McGinnis Christopher A. McGinnis	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2016

/s/ Elder Granger Elder Granger	Director	February 22, 2016

/s/ Roderick Palmore Roderick Palmore	Director	February 22, 2016

/s/ Timothy C. Wentworth Timothy C. Wentworth	Director	February 22, 2016

* George Paz	Chairman and Chief Executive Officer (Principal Executive Officer)	February 22, 2016

* Gary G. Benanav	Director	February 22, 2016

* Maura C. Breen	Director	February 22, 2016

* William J. DeLaney	Director	February 22, 2016

* Nicholas J. LaHowchic	Director	February 22, 2016

* Thomas P. Mac Mahon	Director	February 22, 2016

* Frank Mergenthaler	Director	February 22, 2016

* Woodrow A. Myers, Jr.	Director	February 22, 2016

* William L. Roper	Director	February 22, 2016

* Seymour Sternberg	Director	February 22, 2016

*By:	/s/ Martin P. Akins
Martin P. Akins
Attorney-in-Fact
February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

ESI PARTNERSHIP

By:	Express Scripts, Inc., as partner.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

By:	ESI-GP Holdings, Inc., as partner.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Express Scripts, Inc.	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of ESI-GP Holdings, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS CANADA HOLDING CO.

By:	/s/ Michael Biskey
Name: Michael Biskey
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael Biskey Michael Biskey	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS CANADA HOLDING, LLC

By: Express Scripts Canada Holding Co., as sole member

By:	/s/ Michael Biskey
Name: Michael Biskey
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael Biskey Michael Biskey	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Express Scripts Canada Holding Co.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

MEDCO HEALTH SOLUTIONS, INC. EXPRESS SCRIPTS, INC.
MEDCO HEALTH SERVICES, INC.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Queller David Queller	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

CARE CONTINUUM, INC.
EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.

By:	/s/ Christine Houston
Name: Christine Houston
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Christine Houston Christine Houston	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

ESI MAIL ORDER PROCESSING, INC.
ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS PHARMACY, INC.

By:	/s/ Christine Houston
Name: Christine Houston
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Christine Houston Christine Houston	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Christine Houston Christine Houston	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC

By:	Express Scripts, Inc. and ESI Mail Pharmacy
Service, Inc. as members

FREEDOM SERVICE COMPANY, LLC

By:	Lynnfield Drug, Inc. as sole member
MATRIX GPO LLC
STRATEGIC PHARMACEUTICAL INVESTMENTS, LLC

By:	Priority Healthcare Corporation as sole member

MEDCO EUROPE, L.L.C.
MEDCO HEALTH NEW YORK INDEPENDENT PRACTICE ASSOCIATION, L.L.C.
MEDCO HEALTH PUERTO RICO, L.L.C.
SYSTEMED, L.L.C.

By:	Medco Health Solutions, Inc. as sole member

MEDCO EUROPE II, L.L.C.

By:	Medco Europe, L.L.C., as sole member
By:	Medco Health Solutions, Inc. as sole
member of Medco Europe, L.L.C.

MEDCO OF WILLINGBORO URBAN RENEWAL, L.L.C.

By:	Express Scripts Pharmacy, Inc. as sole member

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Express Scripts, Inc., Medco Health Solutions, Inc. and Priority Healthcare Corporation	February 22, 2016

/s/ Christine Houston Christine Houston	Director of ESI Mail Pharmacy Service, Inc. and Express Scripts Pharmacy, Inc.	February 22, 2016

/s/ David Norton David Norton	Director of Lynnfield Drug, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

ACCREDO HEALTH, INCORPORATED
CFI OF NEW JERSEY, INC.
DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
ESI RESOURCES, INC.
ESI-GP HOLDINGS, INC.
EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SERVICES COMPANY
FRECO, INC.
HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.
HEALTHBRIDGE, INC.
NATIONAL PRESCRIPTION ADMINISTRATORS, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE CORPORATION WEST
SPECTRACARE HEALTH CARE VENTURES, INC.
SPECTRACARE, INC.
UNITED BIOSOURCE PATIENT SOLUTIONS, INC.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

AHG OF NEW YORK, INC. CURASCRIPT, INC.

By:	/s/ David Norton
Name: David Norton
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Norton David Norton	President (Principal Executive Officer)	February 22, 2016

/s/ Christopher Knibb Christopher Knibb	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

ACCREDO HEALTH GROUP, INC.
BIO PARTNERS IN CARE, INC.
UNITED BIOSOURCE HOLDINGS, INC.

By:	/s/ David Norton
Name: David Norton
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Norton David Norton	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

THE VACCINE CONSORTIUM, LLC

By:	United BioSource LLC, as sole member

By:	United BioSource Holdings, Inc., as sole
member.

By:	/s/ David Norton
Name: David Norton
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of United BioSource Holdings, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.
LYNNFIELD COMPOUNDING CENTER, INC.
LYNNFIELD DRUG, INC.
PRIORITY HEALTHCARE DISTRIBUTION, INC.

By:	/s/ David Norton
Name: David Norton
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Norton David Norton	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ David Norton David Norton	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

UBC LATE STAGE, INC.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

UNITED BIOSOURCE LLC

By: United BioSource Holdings, Inc., as sole member.

By:	/s/ David Norton
Name: David Norton
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Norton David Norton	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of United BioSource Holdings, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

AIRPORT HOLDINGS, LLC ESI REALTY, LLC

By: Express Scripts, Inc., as sole member.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ David Norton David Norton	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Express Scripts, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

L&C INVESTMENT, LLC

By: Express Scripts, Inc., as sole member.

By:	/s/ Martin P. Akins
Name: Martin P. Akins
Title: Secretary

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martin P. Akins Martin P. Akins	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Express Scripts, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

EXPRESS SCRIPTS ADMINISTRATORS, LLC
MAH PHARMACY, L.L.C.

By: Medco Health Solutions, Inc., as sole member.

By:	/s/ Christine Houston
Name: Christine Houston
Title: Vice President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Christine Houston Christine Houston	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Martin P. Akins Martin P. Akins	Director of Medco Health Solutions, Inc.	February 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 22, 2016.

MOORESVILLE ON-SITE PHARMACY, LLC

By: ESI Mail Pharmacy Service, Inc., as sole member.

By:	/s/ Christine Houston
Name: Christine Houston
Title: President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Martin P. Akins and Eric Slusser and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Christine Houston Christine Houston	President (Principal Executive Officer)	February 22, 2016

/s/ Timothy Smith Timothy Smith	Vice President and Treasurer (Principal Financial and Accounting Officer)	February 22, 2016

/s/ Christine Houston Christine Houston	Director of ESI Mail Pharmacy Service, Inc.	February 22, 2016

EXHIBIT INDEX

Exhibit Number

1.1	Form of Underwriting Agreement.*

4.1	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder.*

4.2	Indenture, dated as of November 21, 2011, by and among Express Scripts Holding Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of Debt Security), incorporated by reference to Exhibit 4.1 to Express Scripts, Inc.’s Current Report on Form 8-K filed November 25, 2011, File No. 000-20199.

4.3	Form of Warrant Agreement (including form of Warrant Certificate).*

4.4	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*

4.5	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*

4.6	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Wells Fargo Bank, National Association, as Trustee under the Indenture.**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.
**	Previously filed with this Registration Statement.